                                                                  EXHIBIT 10.3





                                      LEASE


                    MONMOUTH/ATLANTIC REALTY ASSOCIATES, L.P.

                                     LESSOR





                                       TO:

                             DIGITAL LIGHTWAVE, INC.

                                     LESSEE




                                    BUILDING:

                               1340 CAMPUS PARKWAY
                            WALL TOWNSHIP, NEW JERSEY

                                TABLE OF CONTENTS

1.       DESCRIPTION.........................................................3

2.       TERM................................................................3

3.       FIXED BASIC RENT....................................................3

4.       USE AND OCCUPANCY...................................................3

5.       CARE AND REPAIR OF PREMISES/ENVIRONMENTAL COMPLIANCE................3

6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS..............................6

7.       ACTIVITIES INCREASING FIRE INSURANCE RATES..........................7

8.       ASSIGNMENT AND SUBLEASE.............................................7

9.       COMPLIANCE WITH RULES AND REGULATIONS..............................10

10.      DAMAGES TO BUILDING................................................10

11.      EMINENT DOMAIN.....................................................11

12.      INSOLVENCY OF LESSEE...............................................11

13.      LESSOR'S REMEDIES ON DEFAULT.......................................11

14.      DEFICIENCY.........................................................11

15.      SUBORDINATION OF LEASE.............................................12

16.      SECURITY DEPOSIT...................................................13

17.      RIGHT TO CURE LESSEE'S BREACH......................................13

18.      MECHANIC'S LIENS...................................................13

19.      RIGHT TO INSPECT AND REPAIR........................................13

20.      SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION.............13

21.      INTERRUPTION OF SERVICES OR USE....................................15

22.      ELECTRICITY/GAS....................................................15

23.      ADDITIONAL RENT....................................................16

24.      COMMON AREA CHARGES................................................19

25.      LESSEE'S ESTOPPEL..................................................19

26.      HOLDOVER TENANCY...................................................19

27.      RIGHT TO SHOW PREMISES.............................................20

28.      LESSOR'S WORK - LESSEE'S DRAWINGS..................................20

29.      WAIVER OF TRIAL BY JURY............................................20

30.      LATE CHARGE........................................................20

31.      LESSEE'S INSURANCE.................................................20

32.      NO OTHER REPRESENTATIONS...........................................22

33.      QUIET ENJOYMENT....................................................22

34.      INDEMNITY..........................................................22

35.      ARTICLE HEADINGS...................................................23

36.      APPLICABILITY TO HEIRS AND ASSIGNS.................................23

37.      PARKING............................................................23

38.      LESSOR'S LIABILITY FOR LOSS OF PROPERTY............................23

39.      PARTIAL INVALIDITY.................................................23

40.      BROKER.............................................................23

41.      PERSONAL LIABILITY.................................................23

42.      NO OPTION..........................................................24

43.      DEFINITIONS........................................................24

44.      LEASE COMMENCEMENT.................................................25

45.      NOTICES............................................................25

46.      ACCORD AND SATISFACTION............................................25

47.      EFFECT OF WAIVERS..................................................25

48.      LEASE CONDITION....................................................26

49.      MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE.........................26

50.      LESSOR'S RESERVED RIGHT............................................26

51.      CORPORATE AUTHORITY................................................26

52.      LESSEE'S EXPANSION/RELOCATION......................................26

53.      MISCELLANEOUS......................................................27

54.      TERMINATION OPTION.................................................28

                                    -- END --

         LEASE, is made the _____ day of _________, 1997 between MONMOUTH/ATLANTIC REALTY ASSOCIATES L.P. ("Lessor") whose address is c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and DIGITAL LIGHTWAVE, INC. ("Lessee") whose address is 601 Cleveland Street, 5th floor, Clearwater, Florida 34615


                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.       BROKER shall mean Black & Company

3. BUILDING shall mean 1340 Campus Parkway, Building B, Monmouth Shores Corporate Park, Wall, New Jersey.

4. BUILDING AREA shall mean Building B, C, and D totaling 72,500 square feet.

5.       COMMENCEMENT DATE is December 1, 1997 and subject to Articles 28 and
         Article 44 hereof.

6. DEMISED PREMISES OR PREMISES shall be deemed to be 8,044 rentable square feet in the Building, as shown on Exhibit A hereto.

7. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

              Rider A                            Renewal Option
              Exhibit A                          Location of Premises
              Exhibit A-1                        Property
              Exhibit A-2                        Business Park
              Exhibit B                          Rules and Regulations
              Exhibit C                          Lessor's Work
              Exhibit D                          Permitted Encumbrances
              Exhibit E                          Tenant Estoppel Certificate
              Exhibit F                          Commencement Date Agreement
              Exhibit G                          Letter of Credit

8. EXPIRATION DATE shall be midnight on the day before the fifth (5th) anniversary of the Commencement Date plus the number of days, if any, to have the lease expire on the end of a calendar month, unless extended or modified pursuant to any option contained herein.

9. FIXED BASIC RENT shall mean: FOUR HUNDRED EIGHT-TWO THOUSAND SIX HUNDRED FORTY AND 00/100 DOLLARS ($482,640.00) for the Term payable as follows:

                                             Monthly               Yearly
                                           Installments        Installments
                                           ------------        ------------

                  Years 1-5:               $8,044.00           $ 96,528.00

10.      LESSEE'S BUSINESS PARK SHARE ("Business Park" being defined in Article
         43) shall mean 8.17% subject to adjustment as provided for in Article 43(f).

11. LESSEE'S PERCENTAGE shall be 11.10%, subject to adjustment as provided for in Article 43(e).

12. PARKING SPACES shall mean a total of twenty-eight (28) unassigned spaces.

13. PERMITTED USE, subject to the issuance of a use and occupancy permit from the Township of Wall, shall be general office use, as well as those ancillary uses related to computer hardware and software development, and for no other purpose.

14.      PROPERTY shall be as shown on Exhibit A-1.

15. SECURITY DEPOSIT shall be $137,550.00 to be provided to Lessor upon Lease execution, initially in the form of an unconditionally, clean non-cancelable commercial Letter of Credit in the form set forth as Exhibit G equal to $121,462.00 with the balance of $16,088.00 in cash, the latter to be retained for the entire Term.

16.      TENANT'S Standard Industrial Classification ("SIC") Number is 5065.

17. TERM shall mean sixty (60) months from the Commencement Date, plus the number of days, if any, to have the lease expire on the end of a calendar month, unless extended pursuant to any option contained herein or unless terminated earlier in accordance with the terms hereof.

                                 END OF PREAMBLE

                               W I T N E S S E T H

                  For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. DESCRIPTION: Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble, (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Property") as described on Exhibit A-1 attached hereto and made part of this Lease, together, with the non-exclusive right to use the Common Areas with Lessor and other lessees of the Business Park, subject however, to the Permitted Encumbrances set forth in Exhibit D hereto.

2. TERM: The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3. FIXED BASIC RENT: The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first month of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4. USE AND OCCUPANCY: The Lessee shall use and occupy the Premises for the use set forth in the Preamble and for no other purpose. Such Permitted Uses are further subject that they shall be consistent with the Certificate of Use and Occupancy to be issued by the Township of Wall. Such Permitted Uses shall not permit or cause any odor, sound, vibration, effluent, pollution or other condition that is, either in Lessor's opinion, or by law, noxious or offensive. It being a reasonable consideration of this Lease, that the use of the Premises shall be limited, to those uses as otherwise hereinbefore specified, and Lessee may not, use the Premises for manufacturing or for retail sales. The Lessee shall not permit the stacking of merchandise or materials against the walls, so as to create a load or weight factor upon the walls, or to tie in, Lessee's racking systems with such walls, nor shall Lessee permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building without the express written consent of the Lessor. The Lessee shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Building Area, in a manner which will in any way violate any certificate of occupancy affecting the Premises. Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Lessor that any specific business may be conducted in the Premises or is lawful under the certificate of occupancy.

5.       CARE AND REPAIR OF PREMISES/ENVIRONMENTAL COMPLIANCE:

         a. All improvements made by Lessee to the Premises, which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

         b. Lessee shall keep, replace and maintain in good order, condition and repair the Premises and each and every part thereof (except for repairs specifically required of Lessor pursuant to subparagraph a. of this Article 5) including, without limitation, any air conditioning units and systems, heating units and systems, plumbing units and systems; sprinkler systems; electrical systems; equipment; facilities and fixtures. The aforesaid obligation of Lessee shall also include without limitation, all necessary painting and decorating and the replacement of any glass which may be damaged or broken. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and the Property, or to its fixtures or appurtenances, whether requiring structural or non-structural repairs, caused by the negligence, willful or intentional misconduct of Lessee, or its employees, invitees, licensees or agents, shall be repaired promptly by Lessee at its sole cost and expense. If Lessee refuses or neglects to make such repairs within fifteen
                  (15) days, or fails to diligently commence curing said damage or injury within thirty (30) days, after written notice from Lessor to Lessee of the need therefor, Lessor may make such repair at the expense of Lessee and such expense shall be collectible as Additional Rent. Lessee shall obtain a maintenance contract for the HVAC systems servicing the Premises. Such contract shall provide for semi-annual maintenance of the HVAC systems, and copies of the maintenance agreement shall be submitted to Lessor, together with an annual report of the maintenance company as to the condition and repairs made to the systems. The firm or person maintaining the HVAC systems shall be a person who is certified and licensed to service refrigerating equipment as such certification or licenses may be required by law or any governmental agency.

         c. Subject to force majeure and the acts, omissions or negligence of Lessor, Lessee shall, at all times, maintain a minimum temperature of 40 degrees Fahrenheit throughout the Demised Premises. Lessee shall save harmless and indemnify Lessor for any and all damages incurred by Lessor as the result of Lessees's failure to comply with this requirement.

         d. Lessor represents that, as of the Commencement Date of the Lease, the HVAC system and other Building Systems (as defined in Article 6 hereof) shall be in good working order.

         e. Lessor shall deliver the Premises in compliance with the Americans with Disabilities Act of 1990 and such other rules and regulations as are in effect promulgated thereunder (the "ADA") as of the Commencement Date. Prior to the Commencement Date, if Lessee is then in possession of the Premises, and at all times during the Term, Lessee, at Lessee's sole cost and expense, shall promptly comply with all present and future Legal Requirements and all other orders, rules and regulations of any Government Entity which shall impose any violation, order or duty upon Lessor or Lessee with respect to the Premises or with respect to the use or manner of use of the Premises, whether or not any such Legal Requirement shall necessitate alterations or improvements or interfere with the use or enjoyment of the Premises; provided, however, that Lessee shall not be required to make structural alterations or improvements to the Premises in order to comply with Legal Requirements, all of which shall be the responsibility of Lessor, unless the necessity therefor arises as a result of Lessee's specific manner of use of the Premises (as distinguished from the mere use of the Premises for general office purposes), or as a result of Lessee's failure to comply with any obligation of Lessee under this Lease. Lessee shall also procure, pay for and maintain all permits, approvals, licenses and other authorizations needed for the conduct of Lessee's business in the Premises and shall provide true and complete copies thereof upon demand by Lessor. Lessee shall make or cause to be made all Alterations subsequent to Lease Commencement (including, without limiting the generality of the requirement in this sentence, removing such barriers and providing such alternative services), as shall be required by the Americans with Disabilities Act of 1990 and such rules and regulations as shall be from time to time promulgated thereunder (the "ADA").

         f. Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, 1993 N.J. Laws 139 ("ISRA") and the regulations promulgated thereunder, with respect to Lessee's obligations under this Lease, which may now or hereafter arise; and Lessee shall further comply with all applicable requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP") to the extent such compliance is required as a result of: (i) Lessee's use of or operations at the Premises or (ii) a spill or discharge of any hazardous substance or wastes by Lessee or Lessee's Affiliates, employees and agents. Should the Bureau or any other division or agency of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term of this Lease and which are caused by Lessee or Lessee's Affiliates, employees and agents, then Lessee shall prepare and submit the required plans and financial assurances, and carry out the approved plans at Lessee's expense (provided, however, that if such plan or cleanup is required as a result of the acts or omissions of any other person or entity, including but not limited to Lessor or Lessor's Affiliates, employees and agents, then Lessor shall prepare and submit the required plans and financial assurances and carry out the approved plans at Lessor's expense). Lessee, shall promptly provide all information reasonably available and within Lessee's control requested by Lessor for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Lessor. Lessee's obligations and liabilities under this Section shall survive the Term without limitation. Lessee's failure to abide by the terms of this Section shall be restrainable by injunction. Lessee hereby agrees that only "sanitary sewage" (as defined in N.J.S.A. 7:14A-1.9) shall be discharged into the sewer or septic system and that no "industrial pollutants" (as defined in the Clean Water Act of 1977 and any amendments thereto) shall be discharged into such system. Lessor shall, at Lessor's own expense, comply with ISRA with respect to Lessor's obligations under this Lease, which may now or hereafter arise; and Lessor shall further comply with all applicable requirements of, the Bureau.


         g. Lessee hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and save Lessor and Lessor's Affiliates, harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements and court and transcript costs) which may at any time be imposed upon, incurred by, or asserted or awarded against Lessor and Lessor's Affiliates to the extent the same result from the acts or omissions of Lessee, Lessee's Affiliates, employees and agents and/or Lessee's sub-lessees or assignees, and/or any of Lessee's contractors while on the Premises with respect to the storage, maintenance, use, discharge, spillage, or disposal of any Hazardous Materials on, in, under or affecting any portion of the Property, or any surrounding areas and including indemnification with respect to (x) the costs of removal of any and all such Hazardous Materials from all or any portion of the Premises, the Property or the Business Park or any surrounding areas, (y) the costs required to take necessary precautions to protect against any additional release of such Hazardous Materials on, in, under or affecting the Premises, the Building Area or the Business Park into the air, any body of water, any other public domain or any surrounding areas, and (z) costs incurred to comply, in connection with all or any portion of the Premises, the Property or the Business Park or any surrounding areas, with all applicable Legal Requirements with respect to such Hazardous Materials (including ISRA, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, and the Federal Insecticide, Fungicide and Rodenticide Act).

         h. Notwithstanding anything to the contrary herein, Lessee shall not be responsible for any damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, proceedings, costs, or expenses with respect to the presence, generation, storage, maintenance, use, discharge, release, spillage or disposal of any Hazardous Materials on, in, under or affecting all or any portion of the Premises or any surrounding areas at any time resulting from (i) any acts or omissions of Lessor or Lessor's Affiliates or other tenants of the Property; and/or

                  (ii) which occurred or were present on the Premises prior to the Commencement Date.

6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS: , Lessee shall not, without first obtaining the written consent of Lessor, make any Building System alterations, additions or improvements in, to or about the Premises. Lessee shall not, without first obtaining the written consent of Lessor (which shall not be unreasonably withheld or delayed) make any non-Building System alterations, additions or improvements in, to or about the Premises. "Building Systems" shall mean the entire, or any component of, any life safety, structural, plumbing, electrical, heating ventilation or air conditioning system. Notwithstanding the foregoing, Lessee shall have the right to install additional office space in the Premises necessary for the conduct of Lessee's business, provided:

         a. Lessee shall first obtain requisite permits and authorizations from governmental authorities having jurisdiction;

         b. Lessee obtains Lessor's, and if required, the fee mortgagee's prior written consent (which Lessor's consent not to be withheld if the change or alteration would not, in the reasonable opinion of the Lessor, impair the value or usefulness of the Premises and with respect to the mortgagee's consent, Lessor shall use its commercially reasonable efforts to assist Lessee in obtaining same);

         c. any such alteration shall be made promptly (unavoidable delays excepted) in a workmanlike manner in accordance with any alteration plans and in compliance with applicable laws and governmental regulations;

         d. the cost of the alteration shall be paid by Lessee so that the Premises remain free of any liens;

         e. if requested by Lessor at the time Lessor grants its consent to the proposed alterations, Lessee shall post with Lessor, adequate security to assure restoration of the Premises at the end of the term;

         f. Lessee maintain proper insurance as stated in Article 31 hereof;

         g. no alteration for offices shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by Lessor and if required, by the fee mortgagee. At completion of the alteration "as built" plans and a CAD file of same shall be delivered to Lessor; and

         h. Lessee shall agree in writing, if directed by Lessor at the time Lessor grants its consent to the proposed alterations, to remove such alteration and to restore the Premises upon such removal.

         Lessee shall not:

         i. Change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the Building or Building Area.

         j. Use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal", or similar units or otherwise.

         k. Subject any fixtures, furnishings or equipment in or on the Premises which are fixtures, affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests or encumbrances.

         l. Perform any act or carry on any practice which may damage, mar or deface the Premises or any other part of the Building.

         m. Place a load on any floor in the Premises, or in any area of the Building, exceeding the floor load which such floor was designated to carry; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

         n. Install, operate or maintain in the Premises, any electrical equipment which does not bear underwriters' approval, and would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.

         o. Suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Lessor or any other occupants of the Building; upon notice by Lessor to Lessee that any of the aforesaid is occurring, Lessee shall forthwith (but in all events within five (5) days) remove or control the same.

         p. Use or occupy the Premises or do or permit anything to be done thereon in any manner which might cause structural injury to the Building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi public authorities now existing or hereafter created having jurisdiction in the Premises or the Building.

7. ACTIVITIES INCREASING FIRE INSURANCE RATES: Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8. ASSIGNMENT AND SUBLEASE: Lessee may assign or sublease the within Lease to any party subject to the following:

         a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) sublease such space from Lessee at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or (iii) recapture the Recapture Space for Lessor's own use and the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

         b. In the event that the Lessor elects not to recapture the Lease as hereinabove provided, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, on the basis of the following terms and conditions:

                  i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

                  ii. So long as the occupancy rate of the Business Park is less than ninety-five percent (95%), the proposed assignee or subtenant shall not be a tenant or occupant of any part of the Building, Business Park or building within a three (3) mile radius, operated by Cali Realty Corporation or any of its affiliates, or is any corporation which controls or is controlled by such tenant or occupant or is under common control with such tenant or occupant.

                  iii. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

                  iv. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the Fixed Basic Rent and Additional Rent herein reserved, but no such collection or the acceptance of the assignee, subtenant, or occupant as Lessee shall be deemed a waiver by Lessor of any of Lessee's covenants contained in this Article or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

                  v. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                  vi. Any rentals or any other economic consideration received by Lessee as a result of any assignment or subletting whether denominated rental under the sublease or otherwise which in aggregate exceed the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Premises in the case of a sublease) shall, provided Lessee is not in default hereunder, be divided equally between Lessor and Lessee.

                  vii. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                  viii. Lessor shall require Lessee to reimburse Lessor its actual expenses and costs up to FIVE HUNDRED AND 00/100 DOLLARS ($500.00) to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessor shall respond within fifteen (15) days of receipt of Lessee's request for consent, otherwise said request for consent shall be deemed denied. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

         c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Sub-section a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Lessee immediately prior to such merger, consolidation or transfer, or (2) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction.

         d. Any sublet or assignment to a parent, subsidiary or an affiliated company shall not be subject to the provisions of sub-sections (a.) and (b.)(vi.), hereof and shall not require Lessor's prior written consent, but all other provisions of this paragraph shall apply.

         e. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor", for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                  Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

         f. Without limiting any of the provisions of Articles 10 and 11, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

         g. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

9. COMPLIANCE WITH RULES AND REGULATIONS: Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. The Rules and Regulations shall be prescribed and enforced in a non-discriminatory manner except in any instance arising out of Lessee's particular manner of use or manner of occupation (as distinguished from mere use or occupation) of the Premises for general and executive purposes. Lessee shall not place a load upon any floor of the Premises exceeding the floor load which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.

10. DAMAGES TO BUILDING: If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty percent (50%) of such replace ment value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth
         (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, and Lessee shall have no right to terminate this Lease except as otherwise provided herein. In the event Lessor elects to restore, Lessor shall commence to restore the Building and Premises no later than the ninetieth (90th) day following damage. In the event that Lessor has not completed such restoration within two-hundred seventy (270) days following such damage, Lessee may terminate this Lease upon thirty (30) days prior written notice to Lessor coinciding with the end of a calendar month. Lessor need not restore fixtures and improvements owned by Lessee.

         In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. If the damage results from the fault of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.

11. EMINENT DOMAIN: If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12. INSOLVENCY OF LESSEE: Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13. LESSOR'S REMEDIES ON DEFAULT: If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within five (5) business days or other default within thirty (30) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, on demand, such expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.

14. DEFICIENCY: In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the term demised and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

         Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than eight percent (8%) per annum.

         Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

         Lessor's remedies hereunder are in addition to any remedy allowed by law.

15. SUBORDINATION OF LEASE: This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgage or trust deed (hereinafter sometimes collectively referred to as "Senior Encumbrances"), be subject and subordinate to any such underlying leases and to any such mortgage or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgage or trust deed or by any of the Lessor's under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.
         Lessor agrees to use its commercially reasonable efforts on behalf of Lessee to obtain a non-disturbance agreement from the holder of any of the aforesaid underlying leases or mortgages or trust deeds; however, this Lease is not conditioned upon the same being granted and any charges assessed by the holders of such underlying leases or mortgages or trust deeds in connection with the obtaining of the aforesaid non-disturbance agreement shall be paid by Lessee.

16. SECURITY DEPOSIT: Lessee shall deposit with Lessor on the signing of this Lease, the Security Deposit as defined in the Preamble for the full and faithful performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit; and Lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor, provided, however, the new vendee agrees to hold the Security Deposit under the same basis as Lessor. Provided this Lease is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

         In the event of the insolvency of Lessee, or in the event of the entry of a judgement in any court against Lessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor's sole judgement would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

17. RIGHT TO CURE LESSEE'S BREACH: If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18. MECHANIC'S LIENS: Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

19. RIGHT TO INSPECT AND REPAIR: Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time during business hours of Lessee on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION: Subject to intervening laws, ordinances, regulations and executive orders, Lessor agrees as part of Operating Costs, to furnish the following:

         a. Lessor shall furnish hot and cold water to the Premises for ordinary lavatory, drinking, and office cleaning purposes. Lessor shall install or arrange to have the water company install a water meter at Lessee's expense which Lessee shall thereafter maintain at Lessee's expense and Lessee shall pay for water consumed as shown on said meter. Additionally, Lessor shall furnish rubbish removal services as required (as distinguished from janitorial services and Premises cleaning, which shall be arranged and paid for directly by Lessee) and shall maintain and repair, as required, the exterior areas of the Building and, in connection therewith, furnish landscaping and snow removal services and otherwise keep such areas adequately lighted, reasonably clean and in good order, condition and repair.

         b. Lessor shall provide Lessee with conduits, pipes, tubes and wiring for the supply of electricity, gas, water, sewer and telephone service to the point of connection to the Premises. All services other than as provided pursuant to Section a. hereof to be provided to, or which shall be necessary for the conduct of, Lessee's operations within the Premises, including, without limitation and for purposes of illustration, the furnishing of electric current and gas energy (subject, however, to the provisions of Article 6), telephone, janitorial, cleaning, security and any other utility or service which Lessee shall deem necessary or desirable, shall be separately arranged, metered, maintained and paid for by Lessee. Lessee's utilities shall be separately metered, except as otherwise provided in this Lease, and all costs of any utilities not separately metered shall be reasonably apportioned by Lessor and shall constitute Additional Rent. Lessor shall not provide cleaning services to any portion of the Premises. Lessee, at its sole cost and expense, shall cause the Premises to be kept clean and in a good and orderly condition as befits similar buildings in the Business Park. In the event Lessee shall employ a contractor to provide any services to the Premises, such contractor (and any subcontractors) shall agree to employ only such labor as will not result in jurisdictional disputes or strikes. Lessee shall inform Lessor of the names of any contractor or subcontractor Lessee proposes to use in the Premises at least fifteen (15) days prior to the beginning of work by such contractor or subcontractors.

         c. Notwithstanding any provisions of this Lease, neither party shall be liable for failure to perform its obligations (excluding Lessee's obligations to pay Fixed Basic Rent and Additional Rent) when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

                  Lessor shall not be liable in damages or otherwise, for any delay or failure in Lessee's receiving any such utilities and in no event shall such delay or failure, regardless of cost, constitute an eviction of Lessee or termination of this Lease.

         d. Lessee with access to the Premises 24 hours per day each day of the year.

         e. Lessor shall keep, replace and maintain in good order and condition and repair the Common Areas and the roof, roofdeck, outside walls, foundations, footings, load bearing walls and concrete floors, subject, however, the cost of same to the extent applicable shall be paid by the Lessee, as the Lessee's Percentage share, pursuant to the provisions of Article 23 hereof.

21. INTERRUPTION OF SERVICES OR USE: Interruption or curtailment of any service maintained in the Building or at the Property, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of five (5) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Fixed Basic Rent from and after said fifth (5th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22. ELECTRICITY/GAS: Lessor shall cause electricity and gas to be supplied to the Building and to permit Lessee to receive electricity for Lessee's use of the heating, ventilation and air conditioning ("HVAC") system ("Building Standard Office Electrical Service"). Lessee shall obtain and pay for Lessee's separate supply of electric current and gas energy by direct application to, and arrangement with, the public utility companies servicing the Building. Lessor or the applicable utility company shall provide such meters used to measure such electricity and gas service. Lessee shall pay all charges with respect to consumption of electricity and gas applicable to the Premises directly to the public utility servicing the Building. If, pursuant to a Legal Requirement or the policies or operating practices of the public utility company servicing the Building, Lessee is no longer permitted to obtain electrical energy or gas directly from the public utility company, Lessor will furnish electrical energy and/or gas to the Premises either, at Lessor's option, on a "check-metering" basis or a rent inclusion basis. Lessor shall give Lessee notice at least thirty
         (30) days prior to the date on which Lessor shall commence furnishing electrical energy and/or gas to the Premises (unless such notice is not feasible under the circumstances, in which event Lessor will give Lessee such notice as is reasonably possible), which notice will set forth the terms on which Lessor will so furnish electrical energy and/or gas to the Premises. If any utilities are not (or cannot be) separately metered or assessed or are only partially separately metered or assessed and are used in common with other lessees of the Building, Lessee will pay to Lessor an equitable apportionment of such charges for utilities used in common with other lessees of the Building, based on the square footage of floor space leased to each lessee using such common facilities, the average electrical or gas consumption of each lessee and other pertinent considerations, in addition to Lessee's payment of the separately metered charges. Lessee shall defend, indemnify and hold Lessor harmless from and reimburse Lessor for all liability, damages, costs, fees, expenses, penalties and charges (including, but not limited to, attorneys' fees and disbursements) incurred in connection with (i) Lessee's failure to pay for any electricity or gas provided to Lessee hereunder or (ii) misuse or neglect by Lessee of the meters(s) and equipment supplying the electricity or gas.

         a. Lessee's use of electric current in the Premises shall not exceed the capacity of any electrical conductors and equipment in or otherwise serving the Premises.

         b. Lessee shall not, without the prior consent of Lessor make or perform or permit any alteration to wiring installations or other electrical facilities or to any gas mains, gas lines or other facilities for the supply of electric current or gas energy located in or serving the Premises. If Lessor grants such consent, all additional conduit, feeders and wiring and other equipment and all gas mains, lines or other facilities required therefor shall be provided and/or installed by Lessor and the reasonable cost thereof shall be paid by Lessee as Additional Rent within fifteen (15) days after demand therefor.

         c. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical or gas energy available for redistribution to the Premises pursuant to this Paragraph nor for any interruption in the supply and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of rent and additional rent. In no event shall Lessor be liable for any business interruption suffered by Lessee.

23. ADDITIONAL RENT: It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 above, Additional Rent equal to Lessee's Percentage (as defined in the Preamble) of the cost for each of the categories of expenses set forth in this Article 23.

         For purposes of this Article 23, a "Lease Year" shall mean the Calendar Year, except that the First Lease Year shall commence on the Commencement Date and end on December 31 of such Calendar Year and the Last Lease Year shall end upon the expiration of the Term.

         a.       TAXES.

                  i. During the Term, Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage, as defined in the Preamble, of all taxes, assessments, general and special, ordinary as well as extraordinary, charges, levies and impositions or payments required to be made in lieu thereof, including, but not limited to, water and sewer rents and charges (collectively referred to hereinafter as the "Taxes") presently or hereinafter in effect, which are or may be made liens upon or against the Building and the Property and which are allocable to the Term.

                  ii. If any Taxes are levied, assessed, or imposed on the Building or the Property or on the income or rents derived therefrom as a substitute, in whole or in part, for the current ad valorem real estate tax, Lessee shall pay the same, measured however, as though the Premises were the sole asset of Lessor.

                  iii. Commencing on the Commencement Date, Lessee shall pay Lessee's Percentage of Lessor's estimate of Taxes for the First Lease Year and as set forth in Lessor's itemized statement for each Lease Year thereafter in equal monthly installments, in advance, as Additional Rent, together with Fixed Basic Rent. Following the expiration of each Lease Year, Lessor shall furnish Lessee with a written statement of the actual Taxes levied against the Building and Property for such Lease Year and Lessee shall, within thirty (30) days after receipt of Lessor's statement, pay, as Additional Rent, the deficiency, if any, in Taxes payable by Lessee for such Lease Year; and if, at the end of such Lease Year, the total amount paid by Lessee as Lessee's Percentage is greater than the actual amount required to be paid for such Lease Year, then the amount of such excess will be applied by Lessor to the next succeeding monthly installment of Fixed Basic Rent due hereunder; and if there is any such excess during the Last Lease Year, then the amount of such excess will be refunded to Lessee by Lessor within ninety (90) days after Lessor's statement is furnished. All such adjustments shall be subject to verification pursuant to Article 23g). If the First Lease Year and Last Lease Year is less than a period of 365 days, then Additional Rent payable during these respective lease years shall be the amount equal to (i) Lessee's Percentage (as defined herein), multiplied by (ii) the Taxes for the calendar year which includes the First Lease Year or Last Lease Year, as the case may be, divided by the number of months (including any portion of a month) during the First Lease Year or Last Lease Year, as the case may be.

                  iv. Receipts. Lessor shall, upon Lessee's request, furnish to Lessee copies of the official receipts from relevant taxing authorities or billing entities or other evidence reasonably satisfactory to Lessee evidencing the payment of any Taxes.

         b.       OPERATING COSTS.

                  i. Operating Costs shall mean any or all expenses incurred by Lessor in connection with the operation of the Building and the Property, including all expenses incurred as a result of Lessor's compliance with any of its obligations hereunder other than Lessor's Work, and such expenses shall include: (1) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Lessor engaged in the operation and maintenance of the Building (the salaries and other benefits aforesaid of such employees servicing the Building shall be comparable to those of employees servicing similar Buildings located in the County of Monmouth); (2) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (1); (3) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer charges) furnished to the common areas of the Building and/or used in the operation of all of the service and facilities of the Building and the cost of all charges for electricity furnished to the public and common areas of the Building and/or used in the operation of all of the service and facilities of the Building including any taxes on any such utilities; (4) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building and the Property to the extent that such insurance is required to be carried by Lessor under any superior lease or superior mortgage or if not required under any superior lease or superior mortgage then to the extent such insurance is carried by owners of buildings comparable to the Building; (5) the cost of all building supplies; (6) Repair and Maintenance Expenses, Common Area Expenses and Common Utility Expenses; (7) the cost of all charges for management, window cleaning and service contracts for the Building and the other service facilities related thereto; (8) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Costs. If the Building is not at least one hundred percent (100%) occupied during any Lease Year, or proportionate part thereof, Operating Costs shall be equitably adjusted (by including such net additional Operating Costs as Lessor would have incurred) to the extent required to reflect one hundred percent (100%) occupancy of the Building. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. Operating costs shall not include; (a) ad ministrative wages and salaries;
                           (b) real estate brokerage commissions; franchise taxes or income taxes of Lessor; (d) Taxes on the Building and Building Area; (e) cost of painting and decoration for any occupant's space; (f) interest and amortization under mortgages; (g) rent payable under any superior lease; and (h) expenditures for capital improvements except (x) those which under generally applied real estate practice are expensed or regarded as deferred expenses and (xx) for capital improvements required by law or (xxx) for capital improvements which are designed to result in a saving in the amount of Operating Costs. In the case of (xx) and

                           (xxx) above, the cost for capital improvements thereof shall be amortized (using an interest rate equal to two percent (2%) over the prime rate as published by the Wall Street Journal) over the useful life of said item or ten (10) years, whichever shall be less, and the amortized costs thereof shall be included in Operating Costs for each Lease Year beginning in which the costs are incurred.

                  ii. During the Term, Lessee shall pay to Lessor, Lessee's Percentage of Operating Costs. Commencing on the Commencement Date, Lessee shall pay Lessee's Percentage of Lessor's estimate of operating costs for the First Lease Year and as set forth in Lessor's itemized statement for each Lease Year thereafter, in equal monthly installments, in advance as Additional Rent, together with Fixed Basic Rent. Following the expiration of each Lease Year, Lessor shall furnish Lessee with an itemized statement of the actual Operating Costs for such Lease Year and Lessee shall, within thirty (30) days after receipt of such itemized statement, pay, as Additional Rent, the deficiency, if any, in charges payable by Lessee for such Lease Year; and if, at the end of such Lease Year, the total amount paid by Lessee as Lessee's Percentage is greater than the amount required to be paid for such Lease Year, then the amount of such excess will be applied by Lessor to the next succeeding monthly installment of Fixed Basic Rent hereunder; and if there is any such excess during the Last Lease Year, then the amount of such excess will be refunded to Lessee by Lessor within ninety (90) days after Lessor's itemized statement is finished. All such adjustments shall be subject to verification pursuant to Article 23(d) hereof. If the First Lease Year or Last Lease Year is less than a period of 365 days, then Additional Rent payable during these respective lease years shall be the amount equal to
                           (i) Lessee's Percentage (as defined herein), multiplied by (ii) the Operating Costs for the calendar year which includes the First Lease Year or Last Lease Year, as the case may be, divided by the number of months (including any portion of a month) during the First Lease Year or Last Lease Year, as the case may be.

         c        REPAIR AND MAINTENANCE EXPENSES.

                  Repair and Maintenance Expenses shall mean all costs and expenses incurred by Lessor for replacement, repair and maintenance of all or any part of the Building and Property (including the roof, roofdeck, outside walls & concrete floor), except: (i) any portion of the Building which is not otherwise the obligation to repair of any lessee of the Building, (ii) any portion of the Building related to or any vacant space unless said repair and maintenance expense is necessary for the benefit of the Building and Property overall.

         d        COMMON AREA EXPENSES.

                  Common Area Expenses shall mean all costs and expenses incurred by Lessor for operating, maintaining, repairing, and/or replacing any and all, or any part of the Common Areas (or any installation therein, thereon, thereunder or there over) associated with the Property including, but not limited to, parking areas, sidewalks, curbs, grounds, on site water lines, electric lines, gas lines, sanitary sewer lines and storm water lines, and the total costs and expenses incurred by Lessor for landscaping, rubbish removal, and the removal of snow, ice and debris.

         e        COMMON UTILITY EXPENSES.

                  Common Utility Expenses shall mean all costs and expenses incurred by Lessor for water, sewer, gas and electricity, standby sprinkler and other utility charges for utilities servicing the Common Areas.

         f        BOOKS AND REPORTS.

                  For the protection of Lessee, Lessor shall maintain books of account for one (1) year which shall be open to Lessee and its representatives at all reasonable times so Lessee can determine that Operating Costs and Taxes have, in fact, been paid or incurred.

                  For the purposes of this article, Lessee's representatives shall mean only (y) Lessee's employees or (z) a certified public accounting firm. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to ultimate resolution as aforesaid.

         g        RIGHT OF REVIEW.

                  Once Lessor shall have finally determined Taxes and Operating Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of one (1) year after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said one (1) year period.

24 COMMON AREA CHARGES: The Premises and the Building in which it is located are within an office/industrial park known as Monmouth Shores Corporate Park (the "Business Park"). Lessor from time to time will incur various expenses to maintain the Business Park for the benefit of all lessees. The Lessee shall pay Lessor, as Additional Rent, Lessee's Business Park Share (as defined in the Preamble) of the total cost and expenses incurred by Lessor maintaining certain areas of the Business Park for the following items:

         a The cost of maintaining Business Park signs and lessee directories; and

         b the cost of water, electricity and other utilities used in connection with the operation and maintenance of the Business Park and that part of any area demised to a lessee; and

         c other costs reasonably incurred by Lessor to maintain the Business Park or cost incurred for services benefiting all lessees or occupants of the Business Park which, in the reasonable opinion of the Lessor are services desirable to operate the Business Park and not otherwise included or specifically prohibited under paragraph 23 of this Lease; and

         d the cost of maintaining common facilities used by all lessees such as common grass areas, boulevard dividers, curbing and lighting.

         Nothing herein shall obligate Lessor to incur any expense or render any services as to the Business Park, the Lessee acknowledging that Lessor may sell any part or parcels of land located within the Business Park and Lessor shall not be obligated to undertake at any time any service for the Business Park. The foregoing provisions are solely to enable Lessor to equitably allocate charges and costs, if incurred, at Lessor's sole election.

25 LESSEE'S ESTOPPEL: Lessee shall, from time to time, on not less that ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 25 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Estoppel Certificate" attached hereto as Exhibit E.

26 HOLDOVER TENANCY: If Lessee holds possession of the Premises after the Term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but at a monthly basic rental equal to 150% of the then monthly basic rental for the first month of such holdover and thereafter as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month.

27 RIGHT TO SHOW PREMISES: Lessor may show the Premises to prospective purchasers and mortgagees; and during the six (6) months prior to termination of this Lease, to prospective tenants, during business hours of Lessee on reasonable notice to Lessee.

28       LESSOR'S WORK - LESSEE'S DRAWINGS:

         a Lessor agrees that, prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Premises in accordance with Exhibit C attached hereto and made a part hereof.

         b Lessee will timely supply such drawings and information to Lessor as set forth in Exhibit C. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Commencement Date of the Term and Lessee's obligations hereunder, and the same shall commence on the date the Premises would have been delivered to Lessee pursuant to Article 2, but for Lessee's delay.

         c Lease commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C, unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including, but not limited to, its failure to comply with Article 27(b) hereof. Occupancy by Lessee or the delivery of a Certificate of Occupancy by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work.

29 WAIVER OF TRIAL BY JURY: To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

30 LATE CHARGE: Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a Late Charge of eight percent (8%) of any installment of Fixed Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid.

31       LESSEE'S INSURANCE:

         a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

                  i.) Commercial General Liability Insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than $2,000,000 for injury or death to any one person and $5,000,000 for injury or death to more than one person and $1,000,000 with respect to property damage.

                  ii.) Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

                  iii.) Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

                  iv.) Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of an insurance certificate.

                  v.) If at any time during the term of this Lease, Lessee owns or rents more than one location, its liability policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Lessee.

         b. All of the aforesaid insurance shall (i) name Lessor as an additional insured (except with respect to the coverages set forth in clause 31(a)(ii) and 31(a)(iii)); (ii) shall be written by one or more responsible insurance companies licensed in the State of New Jersey satisfactory to Lessor and in form satisfactory to Lessor; (iii) contain endorsements substantially as follows:

                           "It is understood and agreed that the insurer will give to Lessor (or any successor Lessor), c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, ten (10) days prior written notice of any material change in or cancellation of this policy."

                  and (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

         c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor on or before the Commencement Date and at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or an insurance certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

         d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code which are applicable to the Premises regarding it's use and occupancy of the Premises.

         e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 31, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

         f. During the Term, Lessor shall maintain the following insurance, insuring Lessor and any mortgagee, as their respective interests may appear: (x) insurance against damage to the Building and Property by all risks of direct physical loss in an amount equivalent to the full replacement cost thereof; (y) comprehensive general liability insurance against claims for bodily injury and property damage occurring on or about the Property in amounts customarily carried by owners of similar buildings in the Township of Wall; and (z) insurance against such other hazards as, from time to time, are then commonly insured against for buildings similarly situated in amounts normally carried with respect thereto. All insurance maintained pursuant to this Paragraph may be effected by blanket insurance policies.

         g. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee, and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain in clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

32. NO OTHER REPRESENTATIONS: No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

33. QUIET ENJOYMENT: Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent, and any Additional Rent as herein provided, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

34. INDEMNITY: Lessee shall indemnify and save harmless Lessor and its agents against and from; (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

35. ARTICLE HEADINGS: The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

36. APPLICABILITY TO HEIRS AND ASSIGNS: The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

37. PARKING: Lessee's occupancy of the Premises shall include the use of the outside parking spaces only as set forth in the Preamble, all of which will be unassigned. The parking spaces may be used only by the Lessee and invitees of Lessee when conducting business at the Building. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. Lessee agrees that it and its employees and invitees shall not park their automobile in parking spaces allocated to others by Lessor and shall comply with such rules and regulations for use of the parking area(s) as Lessor may from time to time prescribe. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. If any vehicle of the Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is (i) parked in any part of the Common Areas other than the employee parking area(s) designated therefor by Lessor, or (ii) using the parking space(s) when not conducting business at the Building then Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time, provided Lessor has given Lessee notice of such violation. All amounts due under the provisions of this Article 37 shall be deemed to be Additional Rent.

38. LESSOR'S LIABILITY FOR LOSS OF PROPERTY: Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

39. PARTIAL INVALIDITY: If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

40. BROKER: Lessee represents and warrant to Lessor that the Broker, as defined in the Preamble is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction.

41. PERSONAL LIABILITY: Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

42. NO OPTION: The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

43.      DEFINITIONS:

         a. AFFILIATE -- Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury

                  Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty percent (50%) interest.

         b. BUSINESS PARK -- means all of the improved and unimproved property as shown on Exhibit A-2, together with all buildings, structures and improvements now or hereafter constructed thereon and together with any appurtenances thereto.

         c. COMMON AREAS -- shall include all that area outside the Building including but not limited to parking areas, sidewalks, curbs, grounds, on site water lines, electric lines, gas lines, sanitary sewer lines and storm water lines, and roadways associated with the Property and the Business Park.

         d. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

         e. LESSEE'S PERCENTAGE -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee [the numerator] as compared with the total number of gross square feet of the Building Area (or additional buildings that may be constructed within the Property) [the denominator] measured outside wall to outside wall. Lessor shall also have the right to construct additional buildings in the Property for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Property shall become the subdivided lot on which the Building in which the Premises is located.

         f. LESSEE'S BUSINESS PARK SHARE -- The parties agree that Lessee's Business Park Share, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square foot of the area rented to Lessee [the numerator] as compared with the total number of gross square feet of the buildings contained in the Business Park [the denominator] measured outside wall to outside wall. Lessor shall also have the right to construct additional buildings in the Business Park for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary.

44. LEASE COMMENCEMENT: Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence except as provided for in Article 28(b), cannot deliver possession of the Premises, as provided for in Article 28(a), to Lessee at the commencement of the agreed Term as set forth in Article 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to expire midnight of the day immediately preceding Term anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall within thirty (30) days , by a writing signed by the parties, ratify and confirm said Commencement. Expiration Dates, and Fixed Basic Rent due hereunder in the form attached hereto as Exhibit F.

         So long as this Lease is fully-executed by October 1, 1997 and notwithstanding anything contained herein to the contrary, if Lessor shall not have completed the tenant improvements within the Premises on or before the Commencement Date as set forth in paragraph 7 of the Preamble and provided the reason therefor has not been as a result of Lessee's acts or omissions, then, and in such event, Lessee may cancel this Lease upon thirty (30) days notice to Lessor, which notice may be given on or after the thirtieth (30th) day after the

         Commencement Date as set forth in paragraph 7 of the Preamble. Thereafter, unless Lessor delivers possession of the Demised Premises within thirty (30) days after Lessee's notice to Lessor, this Lease shall terminate upon the expiration of said thirty (30) day period and the parties shall be released from obligation under this Lease except that Lessor shall reimburse to Lessee any prepaid rent, security deposit and any and all amounts paid by Lessee for improvements pursuant to Exhibit C. However, in the event Lessor's ability to complete the tenant improvements within the Premises is delayed because of long-lead and/or non-standard Building items ordered by Lessee, then the Commencement Date shall not be delayed as a result thereof, Lessee shall have no right to cancel as provided above, and the term will start on the date that Lessor would have been able to so deliver possession but for each long-lead and/or non-standard Building items. However, Lessee shall be entitled to take possession of the Premises prior to completion of such long-lead and/or, non-standard building items, if Lessor is able to obtain a Certificate of Occupancy from the required governmental authorities. Lessor shall use its reasonable efforts to obtain said Certificate of Occupancy.

45. NOTICES: Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail, certified mail or nationally recognized overnight delivery service return receipt requested in a postage paid envelope addressed, if to Lessee, at the above described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally or by a nationally recognized overnight courier service, on delivery thereof, and if mailed, upon the tenth (10th) day after the mailing thereof.

46. ACCORD AND SATISFACTION: No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

47. EFFECT OF WAIVERS: No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Lessor during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

48. LEASE CONDITION: This Lease is expressly conditioned upon Lessor receiving the consent and approval of Lessor's mortgagee to its term and provisions not later than thirty (30) days after its execution by Lessee, and delivery to Lessor. Should said consent not be received within the aforesaid time period, Lessor may, at Lessor's sole option, cancel this Lease and return the first month's Fixed Basic Rent and Security Deposit to Lessee, which Lessee has deposited with Lessor upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

49. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE: Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. The provisions of this paragraph 49 shall no affect in any manner the termination rights given to Lessee under the provisions of paragraphs 10 and 11 of this Lease.

50. LESSOR'S RESERVED RIGHT: Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

51. CORPORATE AUTHORITY: If Lessee is a corporation, Lessee represents and warrants that this Lease and has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and if so notified by Lessor within ninety
         (90) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

52. LESSEE'S EXPANSION/RELOCATION: The Lessor, in its sole discretion, shall have the right one time during the initial lease Term or from time to time thereafter to change the location of the Premises to other space (the "Substituted Leased Premises") within the Business Park, subject to the terms and conditions set forth below.

         a. The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises.

         b. If the total square footage comprised by the Substituted Leased Premises and its attributable Common Facilities exceed the total of the Premises, the Lessee shall not be required to pay any increase in the Fixed Basic Rent and Lessee's Percentage shall not be increased. If, however, such total square footage shall be less, Lessee's Fixed Basic Rent and Lessee's Percentage shall be decreased proportionately.

         c. The Lessor shall give the Lessee not less than forty-five (45) days prior notice of Lessor's decision to relocate the Lessee; and the Lessee agrees that no later than forty-five (45) days from the date of its receipt of such notice it shall relocate to the Substituted Leased Premises.

         d. The Lessor shall bear and pay for the reasonable cost and expense of any such relocation, including but not limited to, reinstalling telephones, wiring, computers, furniture, reprinting of stationary and moving expenses; provided, however, that the Lessee shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. The Lessor shall make reasonable efforts to minimize such interference.

         e. In connection with any such relocation, the Lessor shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any, (as distinguished from trade fixtures, equipment, furniture, furnishings and other personal property belonging to Lessee) required for the Lessee's proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

         f. The payments of new monthly minimum rent shall commence on the earlier of ten (10) days after Lessor has completed the physical relocation and installation of permanent improvements in the Substituted Leased Premises or the date that Lessee first opens for business in the Substituted Leased Premises.

         g. Lessor and Lessee shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the monthly minimum rent payable hereunder.

53.      MISCELLANEOUS:

         a. No Underground Storage Tanks: Lessee warrants and represents that it will, at no time, install any underground storage tanks anywhere in the Premises or on the Property. A breach of this covenant shall be deemed a default under the Lease, and Lessor shall have the right to terminate the Lease upon the happening of such event.

         b. Window Treatment: Lessee shall, not without Lessor's prior consent, install any window coverings, blinds, curtains, shades, except, as may be otherwise consented to by Lessor. Lessee acknowledging that Lessor intends to have all Lessees in the building in which the Demised Premises are located use a uniform window treatment.

         c. Refuse Removal: Lessee shall be responsible for removal of its own trash from the Premises and discharge of same to the dumpsters located in the rear parking lot. Lessor shall, subject to the same being included in Common Area Expenses, be responsible for having the trash removed from dumpsters located in the Common Areas.

         d. Lessor's Consent: If Lessee believes that the Lessor has unreasonably withheld its consent and/or delayed its consent, then Lessee's sole remedy shall be to seek specific performance. The Lessee shall have no right to seek money damages.

         e. Corporate Authority: If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation.

         f. Use Permit: Lessee in cooperation with Lessor will apply to the Planning Board of the Township of Wall for a use permit. Lessee recognizes that the procurement of the use permit is a condition precedent to Lessor obtaining a building permit to undertake the construction contemplated to effectuate the purposes of this Lease. This Lease is subject and contingent upon Lessor obtaining either a temporary or permanent certificate of occupancy as otherwise provided in paragraph 28 hereof. In the event Lessor does not obtain a use permit, or having obtained a use permit, does not obtain a Certificate of Occupancy, then Lessor shall notify Lessee of such fact, and thereafter this Lease shall be void, without further liability of either party to the other except to return to Lessee the prepaid rent, if any, and the security deposit

54. TERMINATION OPTION: Lessee shall have the one-time right, as of the third Lease Commencement Date anniversary, with six (6) months prior written notice, to terminate this Lease if Lessee requires at least fifty-percent (50%) more space and Lessor cannot accommodate Lessee's expansion needs. Lessee must notify Lessor at least nine (9) months prior to the third Lease Commencement Date anniversary of Lessee's need for additional space. As consideration for this Termination Option, Lessee shall reimburse Lessor the amount of SEVENTY ONE THOUSAND ONE HUNDRED EIGHT AND 00/100 DOLLARS ($71,108.00) due and payable by Lessee to Lessor at time of Lessee's notice to Lessor exercising its Termination Option.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

MONMOUTH/ATLANTIC REALTY                     DIGITAL LIGHTWAVE, INC.,
ASSOCIATES L.P., LESSOR                      LESSEE

By:  Cali Sub VII, Inc.,
     Managing General Partner


By:                                          By:
     ------------------------                     ------------------------
     James G. Nugent                              Name:
     Vice President - Leasing                     Title:

                                     RIDER A


RENEWAL OPTION: Lessee is hereby granted an option to renew this Lease upon the following terms and conditions:

1. At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

2. Notice of the exercise of the option shall be sent to the Lessor in writing at least six (6) months before the expiration of the Term of this Lease.

3. The renewal term shall be for the term of one (1) year, to commence at the expiration of the term of this Lease, and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during any such renewal term.

4. The annual Fixed Basic Rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease. If the fair rental value per square foot at the commencement of the renewal term shall exceed the rent during the last year of the original Term, the Lessee shall pay such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with Buildings located within the Wall, New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association in Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with Buildings in the area of the Building and in such event the judgement of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay the Lessor as of commencement of the renewal term, the Fixed Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

                                     --END--













                                Rider A - Page 1

                                    EXHIBIT A

                              LOCATION OF PREMISES



























                               Exhibit A - Page 1

                                   EXHIBIT A-1

                                    PROPERTY

                                   EXHIBIT A-2

                                  BUSINESS PARK

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Property shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress to and from the Premises. The Lessee will not use or permit to be used the sidewalk area by motor vehicles, and will limit such vehicles to the driveway and parking areas.

2. No awnings, air conditioning units or other projections shall be attached to the outside walls or window sills of the building on the Property or otherwise project from the building.

3. The Lessee shall not erect, make or maintain on or attach or affix to any part of the Premises including the windows and doors, any sign, picture or other representation or advertisement or notice of any kind, without the express written consent of the Lessor obtained in advance. Lessee shall have the right to apply on the main entrance door to the Premises lettering of approved type, size and style as well as company logo where applicable.

4. The windows in the Premises shall not be covered or obstructed by Lessee, nor shall articles be placed on the window sills or in the halls or in any other part of the building, nor shall any articles be thrown out of the doors or windows of the Premises.

5. Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. Lessee shall not make, or permit to be made, any unseemly or disturbing noises nor interfere with other Lessees or those having business with them. Lessee shall not place office machines or other equipment against walls which divide the Premises from space leased to other Lessees.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, and Lessee shall upon the termination of this tenancy, deliver to Lessor all keys to the Premises either furnished to, or otherwise procured by, Lessee and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof.

8. Lessee shall not keep in the Premises any explosives, cleaning fluid or any inflammable material. Lessee shall not bring or place any bed or bedding in the Premises and shall not use the Premises as a lodging place.

9. Lessor shall not be responsible to Lessee for the non-observance or violation of any of these Rules and Regulations by any other Lessee.

10. Lessee shall have the right, provided same is done in accordance with the zoning ordinance of the municipality, to park trucks on the property along the area wherein are located the loading docks. The Lessee shall not park trucks in any other portion of the premises demised.

11. The Lessee shall advise Lessor, if Lessee's S.I.C. number is changed from that otherwise indicated in Article 16 of the Preamble to Lease attached hereto.

12. Lessee agrees that Lessee will supply the names, addresses and telephone numbers of at least two representatives of the Lessee who can be contacted in the event of an emergency.
         Upon notice by the Lessor to the Lessee of a breach of any of the rules and regulations, Lessee shall, within five (5) days thereafter, comply with such rule and regulation and in the event Lessee shall not comply, then the Lessor may, at its discretion, either: (1) cure such condition and add any cost and expense incurred by the Lessor therefore to the next installment of rental due under this lease and the Lessee shall then pay such amount, as additional rent hereunder; or (2) treat such failure of the part of the Lessee to remedy such condition as a material default of this Lease on the part of the Lessee hereunder. If under Article 21 Lessee would have a longer time period to cure, or to receive a notice, then, such longer time period to cure, or to receive a notice, then such longer time period shall be applicable to this paragraph and shall take precedence over those as otherwise hereinbefore stated.

                                    -- END--

                                    EXHIBIT C

                                  LESSOR'S WORK

Workletter Agreement for office space on the ground floor, at 1340 Campus Parkway, Wall Township, New Jersey between MONMOUTH/ATLANTIC REALTY ASSOCIATES, L.P., as Lessor, and DIGITAL LIGHTWAVE, INC., as Lessee.

                            Dated: September 15, 1997

              COST OF IMPROVEMENTS:

                  PARTITIONS                                        $ 24,650.00

                  DOORS, BUCKS, HARDWARE                               5,000.00

                  ELECTRICAL                                          21,680.00

                  VENTILATION, AIR-CONDITIONING                        5,175.00

                  PAINTING & VINYL WALL COVER                          4,935.00

                  BASE, FLOORING & CARPET                             18,445.00

                  FIRE SPRINKLER                                       8,600.00

                  MISCELLANEOUS                                       15,150.00

                  OTHER                                                9,783.00

                                                  SUBTOTAL          $113,418.00
                                              10% OVERHEAD            11,341.80

                                                  SUBTOTAL          $124,759.80
                                     10% GENERAL CONDITION            12,475.98

                                                     TOTAL          $137,235.78
                                                                   ------------
         RENTABLE AREA = 8,044 S.F.

                  TOTAL COST                                        $137,235.78

                  LESS:  LESSORS ALLOWANCE                         ($137,235.78)
                                                                   ------------

                  NET COST TO BE PAID BY LESSEE
                  PRIOR TO OCCUPANCY                                      $0.00
                                                                          -----

AGREED AND ACCEPTED:

DIGITAL LIGHTWAVE, INC., LESSEE


By:
     --------------------------
     Name:
     Title:

                            DESCRIPTION OF MATERIALS

                                                               UNIT    QUANTITY
                                                               ----    --------
PARTITIONS:
-----------
*     Demolition                                                LF          50

*     Ceiling high partition (no SAB)                           LF         120

*     12 foot ceiling high partition (no SAB)                   LF         150

*     New 2 x 2 lay-in ceiling with grid (warehouse)            SF       5,300

*     Rework existing ceiling grid (office)                     SF       1,400

*     Finish on mullions                                        EA           3

DOORS, BUCKS, HARDWARE:
-----------------------
*     New interior doors; s/c birch, stain grade                EA           8

*     New ADA lever set passage locks                           EA          15

*     Master keying (building entrance)                         LS           1

ELECTRICAL:
-----------
*     Electrical demolition/rewiring                            LS           1

*     New light switches                                        EA           5

*     Three-way light switched                                  EA           1

*     New duplex receptacles (convenience)                      EA          20

*     Separate circuits 20 AMP, 110V                            EA          20

*     Additional exit lights                                    EA           6

*     Provide J-Box in ceiling for power pole                   EA           6

*     Battery Pack emergency lights                             EA           5

*     Re-locate and re-lamp light fixtures                      EA          27

*     Additional 2 x 4 lay-in prismatic fixtures                EA          50

VENTILATION AND AIR CONDITIONING:
---------------------------------
*     Additional HVAC diffusers (warehouse)                     EA          18

*     Re-balance HVAC system                                    LS           1

*     Additional HVAC returns (warehouse)                       EA          15

PAINTING AND WALL COVERING:
---------------------------
*     Paint walls                                               SF      10,500

*     Stain new doors                                           EA           8

*     Refinish existing doors                                   EA           7

*     Paint jambs                                               EA          15


BASE, FLOORING AND CARPET:
--------------------------
*     Demo existing carpet                                      SF         600

*     Miscellaneous floor patching                              LS           1

*     Install building standard VCT in technician room
      (allowance of $2.50 psf, furnished and installed)         SF         510

*     Install building standard carpet
      (allowance of $15.00 psy, furnished and installed)        SY       1,000

*     Vinyl cove base                                           LF       1,000

FIRE SPRINKLER SYSTEM:
----------------------
*     Additional sprinkler heads in office                      LS           1

*     Drop riser and add heads in warehouse                     SF       5,400

MISCELLANEOUS:
--------------
*     New glass panels/remove overhead doors                    LS           1

*     Disconnect slop sink and water heater                     LS           1

*     Install 4 x 5 vision panel/wood casing                    EA          13

OTHER:
------
*     Sales tax                                                 LS           1

*     Architect                                                 SF       8,044

*     Relocate fire extinguishers                               LS           1

*     Final clean up and cartage                                LS           1

*     Permits, inspections and Certificate of Occupancy         LS           1

*     Janitorial clean-up                                       SF       8,044

ASSUMPTIONS AND CLARIFICATIONS:
-------------------------------
*     Office partitions or any wiring of same is not included.
      J-Box in ceiling were noted.

*     No allowance for computer wiring.

*     No allowance for office furniture.

*     No allowance for telephone system or wiring.

*     All glass panels are 4 x 5 safety glass in wood casing.

*     Entire plan is subject to architectural review and code requirements.



                      --End of "Description of Materials"--
                       (Exhibit C continued on next page)

                                    EXHIBIT C

                                      NOTES

RE: Workletter Agreement for office space on the ground floor at 1340 Campus Parkway, Wall Township, New Jersey.

                                                              September 15, 1997

DIGITAL LIGHTWAVE, INC., LESSEE

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Premises").

To induce Lessee to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessor shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Lessor by Lessee, attached hereto and made a part hereof, and further information, finish samples, and descriptions to be supplied to Lessor, by Lessee upon full execution of this Lease.

         a. Architectural drawings and specifications for Lessee's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Lessor.

         b. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

         All such plans and specifications are expressly subject to Lessor's written approval, which Lessor covenants it will not unreasonably withhold.

2. Lessor agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Lessee on or before the fifteenth (15th) day after Lease execution. Lessee agrees to approve said plans by initialing and returning same to Lessor within three (3) days of receipt of each plan. Upon approval of the plans initialed by Lessee, Lessor shall file said plans with the appropriate governmental agencies.

3. Lessor agrees, at its expense and without charge to Lessee (unless otherwise provided), to do the work in the Premises as shown on the preliminary plan approved by Lessee attached hereto and described on the "Description of Materials" schedule attached hereto, which shall hereinafter be referred to as "The Work". "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 5 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein.

4. Lessor has estimated the cost of The Work based upon the plans and specifications submitted to Lessor by Lessee. Against such estimated cost, Lessor shall credit an allowance of $137,235.78 and the remaining balance, if any, shall be paid by Lessee prior to occupancy. Lessor represents that the above allowance shall be sufficient to complete The Work, as shown on the preliminary plan and as described on the "Description of Materials" attached hereto, at no additional expense to Lessee so long as there are no Change Orders by Lessee in accordance with paragraph 7 herein.

5. All low partitioning, work station modules, bankscreen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems at Lessee's sole cost and expense. Lessor's electrical contractor shall be made available to Lessee to install, at Lessee's sole cost and expense, telephone and computer (data) conduit, wiring and outlet boxes as designated on the above-referenced plans or alternatively by Lessee. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Premises and the Building risers prior to vacation of same.

7. Changes in The Work, if necessary or requested by the Lessee, shall be accomplished after the execution of the Lease and this Workletter Agreement, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee hereinafter referred to as a Change Order. Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

         a.       The scope of the change in The Work; and

         b.       The cost of the change; and

         c.       Manner in which the cost will be paid or credited; and

         d. The estimated extent of any adjustment to the Commencement Date as a result of the change in The Work.

         Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 10% overhead charge will be added to the cost of any Change Order. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by the Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same.

8. If Lessee elects to use the architect suggested by Lessor, this architect becomes the Lessee's agent solely with respect to the plans, specifications and The Work. If any change is made prior to completion of schematic drawings and final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Lessee. Similarly, any cost savings resulting from such Change Order(s) shall be credited to the Lessee.

9. Prior to Lessee's occupancy of the Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Lessor shall review with the Lessee all of the items so listed and correct or complete within thirty (30) days of occupancy any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Lease (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Lease, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Lessee within the Premises shall become the property of the Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, telephone and computer equipment, etc.).

12. It is agreed that notwithstanding the date provided in the Lease for the Commencement Date, the term shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in paragraph 3 above and as set forth in the Lease; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

         a. Lessee's failure to approve the plans and specifications in accordance with paragraph 2 hereof; or

         b. Lessee's failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Lessor by the fifth (5th) working day after Lessor has approved the plans and specifications submitted by Lessee referred to in paragraph 2 hereof; or

         c. Lessee's request for materials, finishes or installations other than Lessor's Building Standard; or

         d.       Lessee's changes in The Work; or

         e. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation;

         then the Commencement Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date.

13. Lessor shall permit Lessee and its agents to enter the Premises prior to the Commencement Date in order that Lessee may perform through its own union contractors or employees such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

         a. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or its mechanics or contractors; and

         b. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in
                  Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Commencement Date, the same being solely at Lessee's risk.

14. No part of the Premises shall be deemed unavailable for occupancy by the Lessee, or shall any work which the Lessor is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Lessee's use of such part of the Premises.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease.

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

         a.       cost of construction workers time wasted; and

         b. cost of any overtime work necessary to meet schedule deadlines; and

         c.       any other costs associated with delays in final completion.

17. This Workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of this Lease.

18. With respect to the construction work being conducted in or about the Premises, each party agrees to be bound by the approval and actions of their respective construction representa tives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

FOR LESSOR:  Chris Guderian                  FOR LESSEE:
             c/o Cali Realty Corporation                  ---------------------
             11 Commerce Drive                            ---------------------
             Cranford, New Jersey 07016                   ---------------------
                                                          ---------------------


If the foregoing correctly sets forth our understanding, kindly sign this letter agreement where indicated.


MONMOUTH/ATLANTIC REALTY                    DIGITAL LIGHTWAVE, INC.
ASSOCIATES, L.P., LESSOR:                   LESSEE:

By:      Cali Sub VII, Inc.
         Managing General Partner


By:                                         By:
         --------------------------                ------------------------
         James G. Nugent                           Name:
         Vice President - Leasing                  Title:

                                    EXHIBIT C

                                PRELIMINARY PLAN

                                    EXHIBIT D

                             PERMITTED ENCUMBRANCES

The following are "Permitted Encumbrances" to which this Lease (and Lessee's estate hereunder) are and shall be subject and subordinate:

1. any and all Senior Encumbrances now or at any time hereafter in effect or constituting liens on or against the Premises; and

2. all zoning regulations and ordinances of the State or the City and all other laws of every kind whatsoever, whensoever enacted; and

3. utility company rights, licenses, and/or easements to maintain poles, lines, wires, towers, stations, cables, pipes, boxes and/or other fixtures or installations presently serving, crossing, existing, or granted on, under or with respect to the Building Area (none of which unreasonably or materially adversely affect Lessee's rights under this Lease); and

4. all covenants, restrictions, easements, or reservations (if any) of record against the Building Area (none of which unreasonably or materially adversely affect Lessee's rights under this Lease); and

5. encroachments, overlaps, boundary line disputes and other matters which would be disclosed by an accurate survey and inspection of the Premises.





                                     --END--

                                    EXHIBIT E

                              ESTOPPEL CERTIFICATE

TO:  MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated __________, ___, 199__ by and between _____________________________, as
         Lessor (Landlord) and _____________________________, as Lessee,
         covering those certain premises commonly known and designated as __________ r.s.f. on the ________________ floor of
         _________________________, New Jersey.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since _______________, l9___. The Lease term began __________________, 19___, and the rent for said premises has been paid to and including _________________ in conformity with the Lease agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is ________________, per month.

5. The Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. The undersigned has received or will receive payment or credit for tenant improvement work in the total amount of __________________ (or if other than cash, described below). If none state "none".

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real Building Area of which the premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns.

10. The Lessee acknowledges all the interest of the Lessor in and to the Lease is being duly assigned to MORTGAGEE, and pursuant to the terms thereof, all rent payments under the Lease shall continue to be paid to the Lessor in accordance with the terms of the Lease unless and until the Lessee is notified otherwise in writing by MORTGAGEE or its successors or assigns.

It is particularly noted that:

         A. Under the provisions of said assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of MORTGAGEE, or its successors and assigns, and without such consent no rent may be collected or accepted more than two (2) months in advance.

         B. The interest of the Lessor in said Lease has been assigned to MORTGAGEE, for the purposes specified in the assignment. MORTGAGEE, or its successors and assigns, assumes no duty, liability or obligation whatever under said Lease or any extension or renewal thereof.

         C. Any notices sent to MORTGAGEE or one of its affiliates should be sent by registered mail and addressed to:
                  _____________________________________.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.


Dated this          day of                   , 19   .
           --------        ------------------    ---
LESSEE:

By:
   ---------------------------------



                              Exhibit E - Page (1)

                                    EXHIBIT F
                          (COMMENCEMENT DATE AGREEMENT)


1.       PARTIES

         1.1 THIS AGREEMENT made the _________day of ________, 199__ is by and between ________________ (hereinafter "Lessor") whose address is c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and _________________________
                  (hereinafter "Lessee") whose address is
                  ________________________________________.

2.       STATEMENT OF FACTS

         2.1 Lessor and Lessee entered into a Lease dated ____________, 199__ (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately ________ rentable square feet on the _____ (___) floor (hereinafter "Premises") at _____________________________ (hereinafter "Building"); and

         2.2 The Term of the Lease is for ____________ (__) months with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Articles 27 and 43 thereof; and

         2.3 It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that ___________, 199__ is the Commencement Date of the Term of the Lease.

3.       AGREEMENT

               NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Lessor and Lessee agree as follows:

         3.1 The Commencement Date of the Term of the Lease is ___________ , 199__ and the Expiration Date thereof is _____________ , 199__ and Articles 5 and 8 of the Preamble to the Lease shall be deemed amended accordingly.

         3.2 Article 9 of the Preamble to the Lease shall be deemed amended to reflect the actual total Fixed Basic Rent to be paid by Lessee during the Term as follows:

         3.3 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

               EXCEPT as amended herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

               THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

               EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

               IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

         -------------------------------          ---------------------------
         LESSOR                                   LESSEE

         By: Cali Sub VII, Inc.
             Managing General Partner


         By:                                      By:
             ---------------------------             ------------------------
             James G. Nugent                         Name:
             Vice President - Leasing             Title:





                              Exhibit F - Page (2)

                                    EXHIBIT G

                              LETTER OF CREDIT FORM



                             Exhibit G - Page (1)